Exhibit 2.1

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Solaris Resources Inc.
Reporting Year	From	01/01/2025	To:	31/12/2025	Date submitted	28/05/2026
Reporting Entity ESTMA Identification Number	E375408

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Richard Hughes				Date	28/05/2026
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2025	To:	31/12/2025
Reporting Entity Name	Solaris Resources Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E375408
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee[1]	Notes
Ecuador	Decentralized Autonomous Parish Government of San Antonio		-	-	-	-	-	-	4,813,000	4,813,000	Infrastructure improvements are payments for public road construction that do not relate primarily to the operational purposes of the Company. Payments are reported in the period in which the payment was made.
Ecuador	Government of Ecuador	Internal Revenue Service	-	-	431,000	-	-	-	-	431,000	Tax payment is for temporary contribution of 0.8% on the Company’s net 2020 equity in Ecuador for fiscal year 2025.
Ecuador	Municipal Government Of Quito		125,000	-	-	-	-	-	-	125,000
Ecuador	Municipal Government Of Canton Morona		126,000	-	-	-	-	-	-	126,000	Municipal assets tax and business permit tax.
Ecuador	Government of Ecuador	Superintendency Of Companies	206,000	-	-	-	-	-	-	206,000
Ecuador	Municipal Government Of Limon Indanza		123,000	-	-	-	-	-	-	123,000	Municipal assets tax and business permit tax.
Ecuador	Government of Ecuador	Regulatory and Mining Control agency	-	-	458,000					458,000	Regulatory and Mining Control agency
Additional Notes:

1 All payments are reported in U.S. dollars (USD) which is the reporting currency of the consolidated financial statements of Solaris Resources Inc. (the “Company” or “Solaris”). Payments in Ecuador were made in USD. All figures have been rounded to the nearest $1,000.

The Company makes contributions to the Shuar Centres of Warints and Yawi (hereinafter “Communities”) in Ecuador under an Impacts and Benefits Agreement. Although the Communities are not defined as Payees under the Extractive Sector Transparency Measures Act, Solaris recognizes that the Warintza Project is located on ancestral lands belonging to the Communities.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	01/01/2025	To:	31/12/2025
Reporting Entity Name	Solaris Resources Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E375408
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project[1]	Notes
Ecuador	Warintza	580,000		889,000				41,813,000	6,282,000

Infrastructure improvements are payments for public road construction that do not relate primarily to the operational purposes of the Company. Payments are reported in the period in which the payment was made.

Tax payment is for temporary contribution of 0.8% on the Company’s net 2020 equity in Ecuador for fiscal year 2025.

Municipal assets tax and business permit tax.

Additional Notes:

1 All payments are reported in U.S. dollars (USD) which is the reporting currency of the consolidated financial statements of Solaris Resources Inc. (the “Company” or “Solaris”). Payments in Ecuador were made in USD. All figures have been rounded to the nearest $1,000.

The Company makes contributions to the Shuar Centres of Warints and Yawi (hereinafter “Communities”) in Ecuador under an Impacts and Benefits Agreement. Although the Communities are not defined as Payees under the Extractive Sector Transparency Measures Act, Solaris recognizes that the Warintza Project is located on ancestral lands belonging to the Communities.